UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 1, 2021 (February 26, 2021)
ModivCare Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4700 South Syracuse Street,	Suite 440	Denver	Colorado	80237
(Address of principal executive offices)				(Zip Code)

(303) 728-7043
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value per share	MODV	The NASDAQ Global Select Market

☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Explanatory Note

ModivCare Inc. (the “Company”) is filing this Current Report on Form 8-K/A (Amendment No. 1) to clarify certain items discussed in the press release issued on February 26, 2021, announcing the Company’s financial results for the year ended December 31, 2020 (the “Original Press Release”), which press release was furnished as an exhibit to the Company’s Current Report on Form 8-K to which this amendment relates (the “Original Current Report”).

First, this Amendment clarifies that the line item in the balance sheet for the Company’s “Finance lease liabilities, less current portion” in the Original Press Release is better described as “Long-term debt, net of deferred financing costs of $14.0 million.” No other revisions have been made to the Original Press Release or the Original Current Report, and all amounts and financial results reported in the Original Press Release were correct.

Second, this Amendment clarifies information relating to the Company’s Interest Expense, net of $17.6 million and $15.5 million, for the year ended December 31, 2020 and for the fourth quarter of 2020, respectively, and its impact on Adjusted Net Income, as orally described on the Company’s February 26, 2021 earnings call. As disclosed in the Original Press Release, the Company incurred one-time commitment fees for unused backstop funding of $9.6 million, which is included in the Company’s Interest Expense, net in the fourth quarter of 2020. In the Original Press Release, the Company’s Adjusted Net Income of $95.0 million or $6.95 per diluted share and $13.9 million or $0.98 per diluted, for the year ended December 31, 2020 and for the fourth quarter of 2020, respectively, reflects the impact of the one-time $9.6 million commitment fees for unused backstop financing on Adjusted Net Income.

If the Company’s Adjusted Net Income had excluded the one-time transaction-related expense of $9.6 million commitment fees for unused backstop funding included in the Company’s Interest Expense, net:

•For the full year of 2020, Adjusted Net Income would have been $102.5 million or $7.49 per diluted share

•For the fourth quarter of 2020, Adjusted Net Income would have been $21.4 million or $1.51 per diluted share

Item 2.02 Results of Operations and Financial Condition.

On February 26, 2021, the Company issued the Original Press Release announcing its financial results for the quarter and fiscal year ended December 31, 2020. A copy of the press release, as corrected as described above in the Explanatory Note, is furnished as Exhibit 99.1 to this Current Report on Form 8-K/A (Amendment No. 1) and is incorporated herein by reference to replace the Original Press Release in the Original Current Report with Exhibit 99.1 attached hereto.

On February 26, 2021, the Company posted an investor presentation to the Investor Relations section of its website www.modivcare.com, in connection with the earnings call for the quarter and fiscal year ended December 31, 2020. A copy of the investor presentation is being furnished as Exhibit 99.2 to this Current Report on Form 8-K.
In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

99.1	Press Release (as corrected) dated February 26, 2021

99.2*	Investor Presentation - Investor Presentation - Fourth Quarter and Full Year 2020

101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.
 ____________
* Previously filed.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODIVCARE INC.
Date: March 1 2021	By:	/s/ L. Heath Sampson
	Name:	L. Heath Sampson
	Title:	Chief Financial Officer